Exhibit 99








November 15, 2002


Rentrak Corporation
One Airport Center
7700 NE Ambassador Place
Portland, Oregon  97220
Attention:  Paul Rosenbaum
            Chief Executive Officer

Gentlemen:

This letter sets forth the terms of our agreement with respect to the cancellation of the warrant (the "Warrant") to purchase shares of common stock of Rentrak Corporation (the "Company") issued to Disney Enterprises, Inc. ("DEI," formerly known as The Walt Disney Company) pursuant to the Warrant Agreement dated as of July 22, 1994, between the Company and DEI (the "Warrant Agreement"). The Warrant is evidenced by Warrant Certificate No. 1, dated July 22, 1994 (the "Certificate"), and following the missing of certain milestones, the triggering of certain antidilution provisions, and the expiration of certain exercise periods, relates to the right to purchase up to 925,921 shares of Company common stock at a price of $6.58 per share.

1. CANCELLATION OF THE WARRANT; CONSIDERATION. On the terms and subject to the conditions set forth herein, DEI hereby agrees to the cancellation, without replacement, of the Warrant, effective as of the Closing, as defined below. In consideration of such cancellation, the Company agrees to pay DEI (a) $300,000, to be delivered at the Closing (the "Closing Consideration"); and (b) any additional amount required by the terms of Section 3 below, to be delivered as provided in such section (the "Supplemental Consideration").

2. CLOSING. The closing of the transactions contemplated by this letter agreement shall take place at a closing to take place at the offices of the Company at 10:00 a.m. on Friday, November 15, 2002, or at such other place and time as the parties may hereafter agree in writing (the "Closing"). At the Closing,

         (a) DEI shall redeliver the Certificate, free and clear of any claims or encumbrances, to the Company for cancellation;
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Rentrak Corporation
November 15, 2002
Page 2

         (b) the Company shall transmit the Closing Consideration to DEI by wire transfer of immediately available funds to such account as DEI shall have designated not less than 48 hours prior to the Closing; and

         (c) the Warrant Agreement shall be terminated and have no further force or effect.

3. CERTAIN TRANSACTIONS. In the event that the Company or some or all of its shareholders enter into any binding agreement that constitutes, or that upon the closing of the transactions contemplated therein would constitute, a Change of Control as defined below (the execution of any such agreement being a "Transaction"), the Company shall (a) give prompt written notice thereof to DEI and (b) conditional upon the Change of Control becoming effective, pay the applicable Supplemental Consideration, as specified below, to DEI, by wire transfer of immediately available funds to such account as DEI shall have designated in response to such notice. The payment of such Supplemental Consideration shall be made within two business days following the effectiveness of the Change of Control specified or contemplated by the Transaction. For purposes of this provision,

(i) The term "Change of Control" shall mean (A) any acquisition by any person (including any individual or any corporation, partnership or other entity) or group of persons acting in concert (individually or collectively, an "Acquiror") of shares of common stock or other securities of the Company representing in the aggregate the right to cast a majority of votes for the election of the board of directors or other governing body of the Company; or (B) any acquisition by an Acquiror of assets of the Company constituting more than 50% in fair market value of the total assets of the Company; or
     (C) any merger, consolidation, recapitalization, joint venture or other transaction pursuant to which any Acquiror acquires, directly or indirectly, the right to cast a majority of votes for the election of the board of directors or other governing body of the Company.

(ii) The applicable amount of "Supplemental Consideration" shall be determined by reference to the "Per Share Value" of the Transaction, which shall be deemed to be equal to the actual (or, in the event the Transaction takes a form other than the acquisition of shares of the Company's common stock, the implied) per share consideration to be received by the Company or its shareholders in the Transaction, calculated based on the number of shares of Company common stock outstanding on the date the Change of Control becomes effective; provided that appropriate adjustment shall be made to the applicable Per Share Value in the event shares of the Company's common stock are changed into a different number or class of shares by reason of a reclassification, recapitalization, split-up, combination, exchange of shares, stock dividend, or comparable event.
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Rentrak Corporation
November 15, 2002
Page 3


                If the Transaction                and the Per Share             the Total Supplemental
                     occurs:                          Value is:                Consideration shall be:
         ---------------------------------    --------------------------    -------------------------------

         On or prior to 11/15/03                   $10.00 - $12.00                   $    1,200,000
                        "                          $12.01 - $15.00                   $    1,600,000
                        "                            over $15.00                     $    2,000,000

         After 11/15/03 but
         On or prior to 11/15/04                   $10.00 - $12.00                   $      600,000
                        "                          $12.01 - $15.00                   $      800,000
                        "                            over $15.00                     $    1,000,000

         after 11/15/04 but
         on or prior to 11/15/05                   $10.00 - $12.00                   $      300,000
                        "                          $12.01 - $15.00                   $      400,000
                        "                            over $15.00                     $      500,000

4.       COVENANTS.

         (a) The Company covenants and agrees that it shall not enter into any Transaction without making express provision for the Acquiror to cause the Company to fully and timely discharge its obligations hereunder, or for the Acquiror to fully and timely discharge such obligations directly upon any default with respect thereto by the Company. The Company shall make DEI a designated third-party beneficiary of the foregoing undertaking by any Acquiror.

         (b) Except as required by law, rules of the Securities and Exchange Commission ("SEC"), or regulations of any securities exchange or quotation system, each party agrees not to disclose publicly the terms of this letter agreement or the transactions contemplated hereby. In the event either party determines that such disclosure is required by law, SEC rules or regulations of a securities exchange or quotation system, it shall give the other party prior written notice of its proposed disclosure, provide such other party with reasonable opportunity to review and comment on such proposed disclosure, and not unreasonably reject such other party's comments thereon.

5. OTHER CONTINUING RELATIONSHIPS. Neither anything herein nor the consummation of the transactions contemplated hereby shall affect in any manner any existing output and/or distribution agreements or any other business relationships between the Company or its affiliates and DEI or its affiliates.
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Rentrak Corporation
November 15, 2002
Page 4


6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) ORGANIZATION AND EXISTENCE; AUTHORIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The execution and delivery by the Company of this letter agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This letter agreement constitutes a valid and binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally or court applied equitable remedies.

         (b) NO CONFLICT OR BREACH. The execution and delivery of this letter agreement and the consummation of the transactions contemplated hereby will not:
(i) conflict with or result in a breach of or constitute a default under any provisions of the articles of incorporation or bylaws of the Company; (ii) conflict with or violate (with or without the giving of notice or the lapse of time or both) any law, ordinance, regulation, order, award, judgment, injunction or decree of any legislative body, court, governmental or regulatory authority or arbitrator applicable to the Company; (iii) violate or conflict with, constitute a default under or result in a breach of any contract, agreement, commitment, indenture or other obligation to which the Company is a party or by which the Company is bound, or (iv) require the consent of any third party.

         (c) NO TRANSACTION PENDING OR CURRENTLY PLANNED. Neither the Company nor, to the knowledge of the Company, any of its officers, directors or shareholders, is currently engaged in any conversations, discussions or negotiations with respect to a potential Transaction, and no such conversations, discussions or negotiations are contemplated as of the date hereof.

7.       REPRESENTATIONS AND WARRANTIES OF DEI.

         (a) ORGANIZATION AND STANDING; AUTHORIZATION. DEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery by DEI of this letter agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of DEI. This letter agreement constitutes a valid and binding agreement and obligation of DEI, enforceable against DEI in accordance with its terms, except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally or court applied equitable remedies.

         (b) NO CONFLICT OR BREACH. The execution and delivery of this letter agreement and the consummation of the transactions contemplated hereby will not:
(i) conflict with or result in a breach of or constitute a default under any provisions of the
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Rentrak Corporation
November 15, 2002
Page 5


certificate of incorporation or bylaws of DEI; (ii) conflict with or violate (with or without the giving of notice or the lapse of time or both) any law, ordinance, regulation, order, award, judgment, injunction or decree of any legislative body, court, governmental or regulatory authority or arbitrator applicable to DEI; (iii) violate or conflict with, constitute a default under or result in a breach of any contract, agreement, commitment, indenture or other obligation to which DEI is a party or by which DEI is bound, or (iv) require the consent of any third party.

         (c) ABSENCE OF CLAIMS. The Warrant is, and will at the Closing be, held by DEI free and clear of all claims and encumbrances and DEI has not, and will not as of the Closing have, entered into any agreement, understanding or commitment with any third party with respect to the Warrant or the shares underlying the Warrant.

8. NOTICE. All notices or other communications with respect to this letter agreement shall be in writing and shall be (i) delivered by first-class, registered, certified or express mail, return receipt requested, postage prepaid, (ii) hand-delivered (including via a nationally recognized overnight courier service) or (iii) transmitted by facsimile transmission, in any case, addressed as follows:

         (a) If to DEI:

             Disney Enterprises, Inc.
             500 South Buena Vista Street
             Burbank, California  91521-0931
             Attention:     David K. Thompson
                            Senior Vice President- Assistant General Counsel
             Facsimile:     (818) 560-1823

         (b) If to the Company:

             One Airport Center
             7700 NE Ambassador Place
             Portland, Oregon  97220
             Attention:     Paul Rosenbaum
                            Chief Executive Officer
             Facsimile:     (503) 288-1563

or such other address or facsimile number as the respective addressee may indicate by written notice. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the machine generated transmission report being deemed conclusive but not exclusive
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Rentrak Corporation
November 15, 2002
Page 6


evidence of such delivery) or at such time as delivery is intentionally refused by the named addressee upon presentation.

9. WAIVER. Except as otherwise provided in this letter agreement, no delay or failure on the part of any party hereto in exercising any right, power or privilege under this letter agreement or under any other instrument or document given in connection with or pursuant to this letter agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of any such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against either party unless in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

10. BENEFIT AND ASSIGNMENT. Neither party shall assign this letter agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder.

11. ENTIRE AGREEMENT; AMENDMENT. This letter agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this letter agreement shall be valid or binding unless set forth in writing and duly executed by the party against which enforcement of the amendment, modification or discharge is sought.

12. SIGNATURE IN COUNTERPARTS. This letter agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument.

13. CONSTRUCTION. This letter agreement shall be construed and enforced in accordance with the laws of the State of California, excluding the conflicts of law principles thereof.
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Rentrak Corporation
November 15, 2002
Page 7


If the foregoing correctly states your understanding of our agreement, please countersign this letter agreement in the space provided below, whereupon this letter agreement shall constitute a binding agreement between us, enforceable in accordance with its terms.

Very truly yours,


DISNEY ENTERPRISES, INC.



By: /s/ David K. Thompson
    --------------------------
     Name:  David K. Thompson
     Title:    Senior Vice President-
              Assistant General Counsel


Agreed and acknowledged as of the date first above written.


RENTRAK CORPORATION



By: /s/ Paul A. Rosenbaum
    ---------------------------
     Name:  Paul A. Rosenbaum
     Title:  Chairman and Chief Executive Officer